UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 24, 2019

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2019, Six Flags Entertainment Corporation (the “Company”) announced that James Reid-Anderson will retire as Chairman, President and Chief Executive Officer of the Company, effective November 18, 2019. As part of its normal succession planning process, on March 7, 2019, the Company had announced Mr. Reid-Anderson’s intention to retire, and, that the Company had commenced a search process, and retained an outside search firm, to locate a successor for Mr. Reid-Anderson.

Also on October 24, 2019, the Company announced that Michael Spanos, 55, was appointed as a member of the Board of Directors of the Company, effective October 24, 2019, and as President and Chief Executive Officer of the Company, effective November 18, 2019 (the “Effective Date”). Prior to joining the Company, Mr. Spanos served as the Chief Executive Officer, Asia, Middle East and North Africa, of PepsiCo, Inc., a leading global food and beverage company with a complementary portfolio of brands, from January 2018 to November 2019. Mr. Spanos previously served as interim head of PepsiCo, Inc.’s Asia, Middle East and North Africa division from October 2017 to January 2018 and as President and Chief Executive Officer, PepsiCo Greater China Region, from September 2014 to January 2018. Prior to that, Mr. Spanos served as Senior Vice President and Chief Customer Officer, PepsiCo North America Beverages from October 2011 to September 2014. Mr. Spanos previously held management roles of increasing responsibility at PepsiCo, Inc. since 1993 in North America, Asia and the Middle East. Before joining PepsiCo, Inc. Mr. Spanos served in the United States Marines Corps from 1987 to 1993. Mr. Spanos holds a B.S. degree from the U.S. Naval Academy and he received a Master’s degree in Organizational Behavior from the University of Pennsylvania. Mr. Spanos’ leadership skills, business experience and marketplace intuition, among other factors, make him a valuable member of the Board of Directors.

In connection with Mr. Spanos’ appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Spanos (the “Spanos Employment Agreement”) that provides for, among other things, a base salary of at least $1,150,000 per year and an annual bonus with a target of 150% of his base salary for the 2020 calendar year. In lieu of any bonus for the 2019 calendar year, Mr. Spanos will receive a signing bonus of $215,000 payable at the same time annual bonuses to other executive officers are paid with respect to the 2019 calendar year. On the Effective Date, Mr. Spanos will be granted options to purchase 305,000 shares of the Company’s common stock and associated dividend equivalent rights in accordance with a nonqualified stock option agreement under the Company’s Long-Term Incentive Plan, which will vest in equal amounts upon each of the first four anniversaries of the grant date, and a performance-vesting stock unit and associated dividend equivalent rights with respect to 10,000 shares under the Company’s Long-Term Incentive Plan. Pursuant to the Spanos Employment Agreement, upon the Effective Date, Mr. Spanos will be granted restricted stock units of the Company with a value of $2,000,000 in accordance with a restricted stock unit agreement, under the Company’s Long-Term Incentive Plan, which will vest in equal amounts upon each of the first three anniversaries of the Effective Date. Mr. Spanos will also be granted, on the Effective Date, additional sign-on options to purchase 120,000 shares of the Company’s common stock and associated dividend equivalent rights in accordance with a nonqualified stock option agreement under the Company’s Long-Term Incentive Plan, which will vest in equal amounts upon each of the first four anniversaries of the grant date. Mr. Spanos will also be entitled to participate in or receive benefits under the employee benefit programs of the Company, including the Company’s life, health and disability programs, as well as to receive reimbursement of certain expenses incurred during his employment. Mr. Spanos will receive a relocation allowance of $165,000. The Spanos Employment Agreement also contains provisions for separation payments and benefits upon certain types of termination of employment as well as contains customary non-competition, indemnification, confidentiality and proprietary information provisions.

As previously announced, in connection with the succession planning process, on March 7, 2019, the Company and Mr. Reid-Anderson entered into a retirement agreement. The retirement agreement provides for continuation of Mr. Reid-Anderson’s compensation arrangement under his current employment agreement through his retirement date. Under the retirement agreement, since the Company identified a new Chief Executive Officer before February 28, 2020, Mr. Reid-Anderson will continue to receive his salary through February 28, 2020 and since Mr. Reid-Anderson’s retirement date is before payment of the bonus for calendar year 2019, any bonus Mr. Reid-Anderson would have received for calendar year 2019 will be paid based on actual Company results and consistent with the manner calculated for other senior executives. The retirement agreement also provides for vesting of outstanding stock options that would have vested if Mr. Reid-Anderson had remained employed through February 28, 2021, and provides for benefit continuation. The retirement agreement continues the non-competition, indemnification, confidentiality and proprietary information provisions in Mr. Reid-Anderson’s current employment agreement.

The foregoing descriptions of the Spanos Employment Agreement and Mr. Reid-Anderson’s retirement agreement do not purport to be complete and are qualified in their entirety by the text of the agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

In connection with his retirement, Mr. Reid-Anderson will resign as a director of the Company as of the Effective Date. Richard Roedel will assume the duties of Non-Executive Chairman of the Board of Directors from and after such date and Jon Luther will resign from his role as Lead Independent Director.

Item 7.01             Regulation FD Disclosure

The Company issued a press release on October 24, 2019 announcing these management changes, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits

(d)             Exhibits

10.1	Employment Agreement, dated as of October 24, 2019, by and between Michael Spanos and Six Flags Entertainment Corporation
10.2

Retirement Agreement, dated as of March 7, 2019, by and between James Reid-Anderson and Six Flags Entertainment Corporation—incorporated by reference to Exhibit 10.1 to Six Flags Entertainment Corporation’s Current Report on Form 8-K (File No. 001-13703) filed on March 7, 2019

99.1	Press Release of Six Flags Entertainment Corporation, dated October 24, 2019
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
		Name:	Lance C. Balk
		Title:	Executive Vice President and General Counsel
d
Date: October 24, 2019